                                                                    EXHIBIT 99.1

                          [COR THERAPEUTICS, INC. LOGO]

Contact: COR Therapeutics, Inc.                      Burns McClellan, Inc.
         ----------------------                      ---------------------
         Peter S. Roddy                              Lisa Burns
         Catherine C. Villegas                       Jonathan M. Nugent
         (650) 244-6893                              (212) 213-0006

FOR IMMEDIATE RELEASE
---------------------

             STRONG SALES OF INTEGRILIN(R) (EPTIFIBATIDE) INJECTION ACCOUNT FOR PROFITABLE FOURTH QUARTER AND YEAR END 2001
                           FOR COR THERAPEUTICS, INC.

South San Francisco, CA; January 22, 2002 -- COR Therapeutics, Inc. (Nasdaq:CORR) announced today that worldwide sales of INTEGRILIN(R) (eptifibatide) Injection were $230.8 million, with U.S. sales of $208.1 million, for the year 2001, as reported to COR by its partner for INTEGRILIN, Schering-Plough Corporation. Worldwide sales for the fourth quarter of 2001 were $67.0 million, an increase of 33 percent from $50.4 million a year ago; U.S. sales for the 2001 fourth quarter were $60.3 million, compared to $45.9 million for the fourth quarter of 2000.

The Company reported copromotion revenue of $35.9 million for the fourth quarter of 2001 related to the sales of INTEGRILIN by Schering-Plough in the United States, compared to $29.2 million for the fourth quarter of 2000. COR reported net income of $0.04 per share for the fourth quarter of 2001, compared to net income of $0.02 per share for the fourth quarter of 2000.

COR also reported total contract revenues for 2001 of $133.0 million, compared to $104.7 million for 2000. Net income for 2001 was $3.6 million, or $0.06 per share, compared to a net loss of $16.7 million, or a loss of $0.31 per share for 2000. In addition, as of December 31, 2001, COR reported cash, cash equivalents and short-term investments of $639.2 million.

COR Therapeutics, Inc. is dedicated to the discovery, development and commercialization of novel pharmaceutical products for the treatment and prevention of severe cardiovascular diseases. COR has complementary research and development programs that seek to address critical needs in severe cardiovascular care, including unstable angina, acute myocardial infarction, deep vein thrombosis and restenosis.

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the anticipated results discussed in such forward-looking statements, due to factors related to the commercialization of INTEGRILIN and other factors discussed in the Company's SEC reports, including, but not limited to, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and Annual Report on Form 10-K for the year ended December 31, 2000. Forward-looking statements are based on current expectations and the Company does not intend to update such information to reflect later events or developments.

                                       ###
                              (see attached table)

INTEGRILIN(R) is a registered trademark of COR Therapeutics, Inc.

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Statements of Operations
(unaudited, in thousands, except per share amounts)

                                                     Three Months Ended                  Twelve Months Ended
                                                        December 31,                        December 31,
                                             ----------------------------------  -----------------------------------
                                                  2001               2000              2001              2000
                                             ----------------   ---------------  -----------------  ----------------
Contract revenues:
  Copromotion revenue                                $35,946           $29,218           $121,478           $96,943
  Other contract revenue                               3,224             2,632             11,558             7,798
                                             ----------------   ---------------  -----------------  ----------------
    Total contract revenues                           39,170            31,850            133,036           104,741
                                             ----------------   ---------------  -----------------  ----------------
Expenses:
  Cost of copromotion revenue                         17,257            15,606             56,095            52,908
  Research and development                            11,184            10,041             46,297            43,031
  Marketing, general and administrative                7,506             6,924             30,132            30,414
                                             ----------------   ---------------  -----------------  ----------------
    Total expenses                                    35,947            32,571            132,524           126,353
                                             ----------------   ---------------  -----------------  ----------------
Income (loss) from operations                          3,223              (721)               512           (21,612)
Interest income                                        7,755             5,945             28,909            19,461
Interest expense                                      (8,034)           (4,216)           (25,229)          (14,500)
                                             ----------------   ---------------  -----------------  ----------------
Income (loss) before income taxes                      2,944             1,008              4,192           (16,651)
Provision for income taxes                               586                --                611                --
                                             ----------------   ---------------  -----------------  ----------------
Net income (loss)                                     $2,358            $1,008             $3,581          $(16,651)
                                             ================   ===============  =================  ================
Basic net income (loss) per share                      $0.04             $0.02              $0.06            $(0.31)
                                             ================   ===============  =================  ================
Shares used in computing basic net
  income (loss) per share                             55,710            54,664             55,456            53,243
                                             ================   ===============  =================  ================
Diluted net income (loss) per share                    $0.04             $0.02              $0.06            $(0.31)
                                             ================   ===============  =================  ================
Shares used in computing diluted net
  income (loss) per share                             58,836            59,574             59,132            53,243
                                             ================   ===============  =================  ================

Condensed Balance Sheets
(unaudited, in thousands)
                                                                                   December 31,      December 31,
                                                                                       2001              2000
                                                                                 -----------------  ----------------
Assets:
  Cash, cash equivalents and short-term investments                                      $639,156          $339,878
  Other current assets                                                                    108,012            71,972
                                                                                 -----------------  ----------------
    Total current assets                                                                  747,168           411,850
  Property and equipment, net                                                               9,211             3,724
  Other assets                                                                             17,224             9,572
                                                                                 -----------------  ----------------
                                                                                         $773,603          $425,146
                                                                                 =================  ================

Liabilities and stockholders' equity:
  Current liabilities                                                                    $111,974           $75,356
  Convertible senior notes                                                                300,000                --
  Convertible subordinated notes                                                          300,000           300,000
  Other long-term liabilities                                                               1,909             1,659
  Stockholders' equity                                                                     59,720            48,131
                                                                                 -----------------  ----------------
                                                                                         $773,603          $425,146
                                                                                 =================  ================